EXHIBIT 99.1

GLOBAL DEFENSE & NATIONAL SECURITY SYSTEMS, INC. ANNOUNCES STOCK DIVIDEND

Reston, Virginia, October 2, 2015 - Global Defense & National Security Systems, Inc. (“GDEF” or the “Company”; NASDAQ: GDEF) announced today that stockholders of record at the close of business on the date when the Company’s proposed business combination with STG Group, Inc. is consummated (the “Record Date”), which is expected to be October 28, 2015, will be entitled to receive 1 share of the Company’s common stock (the “Dividend Shares”) for every 2.25 shares of the Company’s common stock (the “Common Stock”) held by such stockholders as of the Record Date. In connection with the distribution of the Dividend Shares, the Company’s Sponsor, Global Defense & National Security Holdings LLC (the “Sponsor”), with respect to the shares of Common Stock currently held by the Sponsor and any shares that may be acquired by the Sponsor upon any conversion of the convertible promissory notes currently held by the Sponsor, and the stockholders of STG Group, Inc. (“STG”), have agreed to forfeit any Dividend Shares they would be entitled to in exchange for no consideration.

Payment of the Dividend Shares is contingent upon the closing of the business combination with STG and will be made as soon as practicable after the closing of the business combination with STG.

ABOUT GDEF

Global Defense & National Security Systems, Inc. (Nasdaq: GDEF) is a public company formed to acquire operating businesses in the U.S. defense and national security sector. GDEF was established in 2013 by the leadership of Global Strategies Group (GLOBAL), an international defense and national security company operating and investing in the sector since 1998. GDEF was established as part of the GLOBAL strategy to build technology businesses operating at the nexus of U.S. defense and national security priorities.

FORWARD LOOKING STATEMENTS

This written communication contains forward-looking statements that involve risks and uncertainties, including risks and uncertainties concerning the Company’s proposed business combination with STG, STG’s expected financial performance, as well as STG’s strategic and operational plans. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Terms such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Actual events or results may differ materially from those described in this written communication due to a number of risks and uncertainties. The potential risks and uncertainties include, among others, the possibility that the proposed business combination transaction will not close or that the closing may be delayed; the reaction of customers to the transaction; general economic conditions; the possibility that the Company may be unable to obtain stockholder approval as required for the transaction or that the other conditions to the closing of the transaction may not be satisfied; the transaction may involve unexpected costs, liabilities or delays; the outcome of any legal proceedings related to the transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement. In addition, please refer to the documents that the Company files with the SEC on Forms 10-K, 10-Q and 8-K. The filings by the Company identify and address other important factors that could cause its financial and operational results to differ materially from those contained in the forward-looking statements set forth in this written communication. The Company is under no duty to update any of the forward-looking statements after the date of this written communication to conform to actual results.

ADDITIONAL INFORMATION ABOUT THE TRANSACTION AND WHERE TO FIND IT

In connection with the transaction between the Company and STG pursuant to the Stock Purchase Agreement, dated as of June 8, 2015, by and among the Company, STG, the stockholders of STG, and Simon Lee as Stockholders’ Representative, the Company filed a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”) on September 21, 2015 and will file a definitive proxy statement. The Company also filed a preliminary proxy statement with the SEC on September 29, 2015 for its proposal to amend and restate its amended and restated certificate of incorporation to extend the amount of time it has to complete the business combination from 24 months to 25 months (the “Extension Proposal”). Investors are urged to read these preliminary proxy statements and the definitive proxy statements when they become available (including all amendments and supplements) because they will contain important information. Investors may obtain free copies of these proxy statements, as well as other filings containing information about the Company, without charge, at the SEC’s Internet site (http://www.sec.gov). The definitive proxy statements will be mailed to stockholders of the Company after a record date to be established for voting upon the Extension Proposal and the proposed transaction, respectively. These documents may also be obtained for free from the Company’s Investor Relations web site (http://investor.gdef.com/) or by directing a request to the Company at: Global Defense & National Security Systems, Inc., 11921 Freedom Drive, Suite 550, Two Fountain Square, Reston, VA 20190.

The Company and its officers and directors may be deemed to be participants in the solicitation of proxies from the Company’s stockholders. Information about the Company’s executive officers and directors is set forth in its Annual Report on Form 10-K, which was filed with the SEC on March 25, 2015. Investors may obtain more detailed information regarding the direct and indirect interests of the Company and its respective executive officers and directors in the transaction by reading the preliminary proxy statement regarding the transaction, which has been filed with the SEC, and the definitive proxy statement regarding the transaction, which will be filed with the SEC.

CONTACTS:

Joele Frank, Wilkinson Brimmer Katcher

Jamie Moser / Andrew Siegel / Leigh Parrish

212-355-4449